UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

January 5, 2017 (January 4, 2017)

Date of Report (Date of earliest event reported)

HELIX ENERGY SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-32936	95-3409686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3505 West Sam Houston Parkway North Suite 400 Houston, Texas		77043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 281-618-0400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On January 4, 2017, Helix Energy Solutions Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters listed on Schedule A thereto (collectively, the “Underwriters”), in connection with an underwritten public offering (the “Offering”) of 23,000,000 shares of the Company’s common stock, no par value (the “Common Stock”), at a public offering price of $8.65 per share of Common Stock. In addition, the Company granted the Underwriters a 30-day option to purchase up to 3,450,000 additional shares of Common Stock at the same price. On January 5, 2017, the Underwriters exercised in full their option to purchase additional shares. The Company expects the Offering to close on or about January 10, 2017, subject to the satisfaction of various customary closing conditions.

The Company estimates that the net proceeds from the Offering will be approximately $219.6, after deducting underwriting discounts and commissions and estimated Offering expenses. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include debt repayment, capital expenditures, working capital, acquisitions or investments in its subsidiaries.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Certain of the Underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking services, trust services and financial advisory services for the Company and its affiliates, for which they received, or will receive, customary fees and expenses. Affiliates of certain of the Underwriters are agents and/or lenders under the Company’s credit agreement dated June 19, 2013, as amended. To the extent the Company uses proceeds from the Offering to repay indebtedness under its credit facility, such affiliates may receive proceeds from the Offering.

The Offering was made pursuant to the Company’s effective automatic shelf registration statement on Form S-3 (File No. 333-214259), as supplemented by the Preliminary Prospectus Supplement and the Prospectus Supplement both dated January 4, 2017 relating to the Common Stock, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act on January 4, 2017 and January 5, 2017, respectively.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement. The Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Maslon LLP relating to the validity of the shares of Common Stock to be issued in connection with the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 4, 2017, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto.

On January 4, 2017, the Company issued a press release announcing the pricing of the shares of Common Stock in the Offering. A copy of the press release is furnished as Exhibit 99.2 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 4, 2017, between Helix Energy Solutions Group, Inc. and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Maslon LLP.

23.1	Consent of Maslon LLP (included in Exhibit 5.1).

99.1	Press Release announcing proposed public offering of common stock, dated January 4, 2017.

99.2	Press Release announcing pricing of upsized public offering of common stock, dated January 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Alisa B. Johnson
Alisa B. Johnson Executive Vice President, General Counsel and Corporate Secretary

Date: January 5, 2017

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 4, 2017, between Helix Energy Solutions Group, Inc. and Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Maslon LLP.

23.1	Consent of Maslon LLP (included in Exhibit 5.1).

99.1	Press Release announcing proposed public offering of common stock, dated January 4, 2017.

99.2	Press Release announcing pricing of upsized public offering of common stock, dated January 4, 2017.